UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2019

Tableau Software, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35925	47-0945740
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1621 North 34th Street

Seattle, Washington 98103

(Address of principal executive offices) (Zip code)

(206) 633-3400

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Annual Base Salary Increases

On February 15, 2019, the Compensation Committee (the “Compensation Committee” of the Board of Directors (the “Board”) of Tableau Software, Inc. (the “Company”), pursuant to the authority delegated to the Compensation Committee by the Board, approved annual base salaries for certain of the Company’s named executive officers (as defined in Item 402(a)(3) of Regulation S-K promulgated by the Securities and Exchange Commission) listed below, in each case effective as of January 1, 2019, as set forth in the table below.

Named Executive Officer	Title	2019 Annual Base Salary
Adam Selipsky	Chief Executive Officer	$585,000
Damon Fletcher	Chief Financial Officer	$385,000
Dan Miller	EVP Sales and Support	$460,000

Adoption of 2019 Target Bonuses

On February 15, 2019, the Compensation Committee also established target discretionary bonuses for fiscal 2019 for the above-referenced named executive officers. For 2019, Mr. Selipsky and Mr. Miller will each be eligible to receive a discretionary bonus of up to 100% of his 2019 annual base salary, and Mr. Fletcher will be eligible to receive a discretionary bonus of up to 60% of his 2019 annual base salary, in each case based on the achievement of certain corporate, departmental (except for Mr. Selipsky), and individual performance goals.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TABLEAU SOFTWARE, INC.

By:	/s/ Keenan M. Conder
Keenan M. Conder
Executive Vice President, General Counsel and Corporate Secretary

Dated: February 22, 2019